                             medix.resources, inc.
                       Connecting the world of healthcare

News Release

CONTACT:

John Prufeta
(212) 697-2509
(212) 681-9817 (fax)

Andrew Brown
(718) 323-7424

           LOYOLA UNIVERSITY MEDICAL CENTER AND MEDIX ANNOUNCE INITIAL
            FIELD TEST FINDINGS FOR LABORATORY CONNECTIVITY PROJECT

           Cymedix Laboratory Technology Enables Ten-Fold Improvement
                      In Reference Laboratory Productivity
                                   -----------

NEW YORK,  July 25, 2002 - Medix  Resources,  Inc.  (AMEX:  MXR),  a provider of
Internet-based  healthcare  connectivity and data  integration  tools and Loyola
University Medical Center, a division of the Loyola University Health System and a wholly owned  subsidiary of Loyola  University  Chicago,  today  announced the
initial  findings  of  a  live,   field  test  of  Medix'   Cymedix(R)laboratory
technology. Live in May 2002, the ongoing field test encompasses an active panel of approximately  50,000 patients and currently includes measurement results for more than 7,000 lab order and result  transactions.  Early results indicate that the median  laboratory  processing  time has been reduced from an average of ten minutes per  transaction to less than one minute,  validating  expectations  for substantive, long-range productivity savings.

Over the past year,  Medix and Loyola  University  Medical  Center  (LUMC)  have worked  together to create  lab-focused  connectivity  tools for Loyola  Medical
Laboratory's  outreach Clients.  Participating  physician  practices utilize the
Cymedix(R)  laboratory  technology to select and requisition  laboratory  tests;
provide bar-coded  identification  for specimens;  orchestrate  patient specimen packing lists;  electronically  link with LUMC's internal laboratory system; and
report full and partial test results on a real-time 24/7 basis.

Phyllis J. Straff, Manager of LUMC's Laboratory IS Department commented, "Medix'
commitment to user-friendly,  practical,  and effective  technologies has been a longstanding  factor in our  relationship and we are pleased with the early test results.  Naturally,  we expected to see a productivity  gain in processing time but actual results have exceeded our expectations. With full installation across our Client network, the return potential to LUMC is significant and we are eager to capture those improvements."

"LUMC is a nationally  recognized  leader in clinical care and we are honored to have the privilege to work with them to pioneer lab  connectivity  services that make a definitive  difference in workflow and results,"  stated John R. Prufeta,
Medix President and CEO. "This initial field test provides real substance to the long-promised  value of digital  connectivity tools in today's healthcare arena.
Medix  remains  committed  to pushing  the  envelope  of  high-gain,  healthcare productivity technologies so that we can provide our clients with powerful tools that make clinical processes more efficient, elegant and secure."

Medix and LUMC are  currently  collaborating  on next stage  network  deployment plans as well as the design of next-release product enhancements.

About Loyola University Health System

Loyola  University Health System, a wholly owned subsidiary of Loyola University
Chicago,  includes  Loyola  University  Medical Center (LUMC),  15 specialty and primary  care  centers  in the  western  and  southwestern  suburbs,  the Loyola
Ambulatory  Surgery Center at Oakbrook,  a joint venture with the Rehabilitation
Institute of Chicago  (RIC),  and serves as  co-owner-operator  of RML Specialty
Hospital,  a  long-term-care  facility  for  ventilator-dependent   patients  in
suburban Hinsdale,  Ill. LUMC, a private,  academic health care institution,  is nationally  recognized  for its  specialty  care and  research  in such areas as cancer,  cardiology and  cardiovascular  surgery,  pediatrics,  neonatology  and neurosciences,  burn and  trauma  care and organ  transplantation.  The  73-acre campus in Maywood,  Ill., includes the 523-bed licensed Foster G. McGaw Hospital with a Level I trauma center, Russo Surgical Pavilion, Cardiovascular Institute,
Cardinal Bernardin Cancer Center, Ronald McDonald Children's Hospital of Loyola,
Loyola University Chicago Stritch School of Medicine, Mulcahy Outpatient Center,
24-bed RIC & LOYOLA acute  rehabilitation  unit, the region's  largest burn unit and  one of the  Midwest's  largest  and  most  comprehensive  organ  transplant program.

About Medix Resources, Inc.

Medix  Resources,  Inc.,  through  its  wholly  owned  subsidiary  Cymedix  Lynx
Corporation,  is the  developer  and provider of the  Cymedix(R)  suite of fully secure,  Internet-based transaction software products, that enable communication of high value added healthcare  information among physician offices,  hospitals, health  management  organizations  and health  insurance  companies.  Additional information  about Medix Resources and its products and services can be found by visiting  its  Web  sites,  WWW.MEDIXRESOURCES.COM  and  WWW.CYMEDIX.COM,  or by calling (800) 326-8773.

                                     # # #

Information in this press release may contain  forward-looking  statements  that involve risks and  uncertainties  which may adversely  affect Medix's  operating results  in the  future to a  material  degree.  Such  risks  and  uncertainties include,  without  limitation,  the ability of Medix to raise capital to finance the development of its Internet services and related software, the effectiveness and the  marketability of those services,  the ability of the Company to protect its proprietary  information,  and the  establishment of an efficient  corporate
operating   structure  as  the  Company   grows.   These  and  other  risks  and
uncertainties  are  presented in detail in the  Company's  Form 10-K/A for 2001, which was filed with the Securities and Exchange  Commission on May 24, 2002 and
the  Company's  10Q for the First  Quarter  of 2002,  which  was filed  with the
Securities  and  Exchange  Commission  on May  15,  2002.  This  information  is available from the SEC or the Company.